UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 30, 2010

(Date of earliest event reported)

DST Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-14036 (Commission File Number)	43-1581814 (I.R.S. Employer Identification Number)

333 West 11th Street
Kansas City, Missouri 64105
(Address of principal executive offices, including zip code)

(816) 435-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 30, 2010 (the "Closing Date"), DST Systems, Inc. ("DST" or the "Company"), completed its previously announced plans with respect to dsicmm Group Limited ("dsicmm"), a U.K. company offering integrated print and communication solutions.  The business of dsicmm is being combined with the print and mail business of DST Output UK, a wholly-owned subsidiary of DST.  The combined business is named Innovative Output Solutions Limited ("IOS").  On a pro-forma basis, the transaction is not expected to have a material impact on DST’s net income or earnings per share for 2010.  DST will consolidate IOS’ financial results beginning on the Closing Date.

As part of the closing of the transaction, the Company also entered into a Shareholders Agreement with the other IOS shareholders, who are certain of the previous owners of dsicmm.  The Shareholders Agreement details the composition of the IOS board of directors.  The Shareholders Agreement includes certain restrictions on the transfer of a shareholder's shares in IOS and provides for certain circumstances which would require a shareholder to transfer its shares.  The Shareholders Agreement includes a procedure that may be used to resolve a deadlock on the board or among the IOS shareholders in certain circumstances.

This summary does not purport to be complete, and is qualified in its entirety by reference to the Shareholders Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The information and comments in this Form 8-K may include forward-looking statements respecting the Company and its businesses.  Such information and comments are based on the Company’s views as of today, and actual actions or results could differ. There could be a number of factors affecting future actions or results, including those set forth in the Company’s latest periodic financial report (Form 10-K or 10-Q) filed with the Securities and Exchange Commission.  All such factors should be considered in evaluating any forward-looking comment.  Unless required by applicable laws and regulations, the Company undertakes no obligation to update any forward-looking statements in this Form 8-K to reflect future events.

ITEM 9.01  Financial Statements and Exhibits

(d). Exhibits.

Exhibit Number                                                                Description

10.1                                           Shareholders' Agreement in respect of Innovative Output Solutions Limited, dated July 30, 2010.  Portions of this agreement have been redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of August, 2010.

DST Systems, Inc.

By:	/s/ Randall D. Young
Randall D. Young
Vice President, General Counsel and Secretary